UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2014

SMTC Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

635 Hood Road Markham, Ontario, Canada	L3R 4N6
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (905) 479-1810

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Effective April 16, 2014, Jim Currie was appointed as the interim Chief Financial Officer of SMTC Corporation. Mr. Currie has provided services as a financial executive to a number of public and private companies. Most recently, Mr. Currie was with Kapsch Trafficcom IVHS Inc. where he was employed from 2009 to 2012 as Vice President Finance and Chief Financial Officer and responsible for financial management of that company's high technology research and development and manufacturing with sales in excess of $75 million. Previously, he was employed in the AB Sciex LP and MDS Analytical Technologies divisions of MDS Inc. from 2001 until its acquisition by Danaher Corporation in 2009. He was Vice President Finance and responsible for financial management of that company's global high technology research and development and manufacturing of medical equipment with sales in excess of $600 million.

Mr. Currie's services are being provided under an interim management services agreement between SMTC and Knightsbridge Interim Management Inc., a company that identifies and places independent contractors who provide certain interim management services (the "Management Services Agreement") and a letter of agreement (the "Letter of Agreement") with Mr. Currie. The Management Services Agreement and Letter Agreement both terminate on April 17, 2015 unless terminated earlier under various circumstances, each of which circumstance requires not more than 15 business days prior written notice of termination. Under the Management Services Agreement, Knightsbridge Interim Management Inc. will be paid $1,275 per day.

The Letter of Agreement stipulates that Mr. Currie will be paid by Knightsbridge Interim Management Inc. and will not be entitled to participate in any insurance (other than director and officer insurance and errors and omissions insurance coverage maintained on his behalf), health, welfare or other benefit plans or remunerations available to SMTC's employees except for reimbursement of pre-approved travel and other expenses incurred in this position. The Letter Agreement also requires that SMTC indemnify Mr. Currie in connection with the performance of his duties as interim Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number

99.1	Press release announcing the appointment of Jim Currie to SMTC Corporation as the Interim Chief Financial Officer, dated April 16, 2014

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC Corporation (Registrant)
April 16, 2014 (Date)	/s/ SUSHIL DHIMAN Sushil Dhiman President and Chief Executive Officer